Exhibit 99.1

RealPage Reports Second Quarter 2015 Financial Results

  Q2’15 total GAAP revenue of $114.8 million, representing 21 percent year-over-year growth
  Q2’15 Adjusted EBITDA of $21.4 million, margin expands over 550 basis points year-over-year
  Q2’15 Non-GAAP net income per diluted share of $0.12, representing 100 percent year-over-year growth

CARROLLTON, Texas--(BUSINESS WIRE)--August 5, 2015--RealPage, Inc. (NASDAQ:RP), a leading provider of on-demand software and software-enabled solutions for the multifamily, commercial, single-family and vacation rental housing industries, today announced financial results for its second quarter ended June 30, 2015.

“Our second quarter financial performance was strong across the board,” said Steve Winn, Chairman and CEO of RealPage. “We achieved total revenue growth of 21 percent driven by accelerated customer adoption across all of our product families. I am particularly pleased with the performance of our resident services product family, which grew 50 percent compared to last year and is now our largest product family. In addition, leasing and marketing solutions grew 6 percent—ending four consecutive quarters of negative revenue growth—and we achieved sequential revenue growth acceleration from our property management and asset optimization product families.”

Winn continued, “The total number of units using one or more RealPage solutions increased sequentially from 9.7 million to 10.3 million at the end of the second quarter, primarily due to the acquisition of Indatus, the largest smart answer automation platform in the multifamily industry. This is critical, as it provides a signficant number of new units to cross-sell our existing platform of solutions.”

“Our strong profit performance reflects the expense discipline we’ve maintained over the last year,” said Bryan Hill, CFO and Treasurer of RealPage. “With Adjusted EBITDA margins expanding over 550 basis points, compared to the second quarter of last year, we intend to stay focused on driving margin expansion over the long-term.”

Second Quarter 2015 Financial Highlights

  Total GAAP revenue of $114.8 million, an increase of 21 percent year-over-year;
  Adjusted EBITDA of $21.4 million, an increase of 71 percent year-over-year;
  Non-GAAP net income of $9.6 million, or $0.12 per diluted share, a year-over-year increase of 106 percent and 100 percent, respectively; and
  GAAP net loss of $3.3 million, or $0.04 per diluted share, compared to a GAAP net loss of $6.3 million, or $0.08 per diluted share, in the prior year quarter.

Financial Outlook

RealPage management expects to achieve the following results during its third quarter ended September 30, 2015:

  Total revenue is expected to be in the range of $118.0 million to $120.0 million;
  Adjusted EBITDA is expected to be in the range of $22.0 million to $23.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.12 to $0.13;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 78.4 million, exclusive of any stock repurchase activity.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2015:

  Total revenue is expected to be in the range of $461.0 million to $466.0 million;
  Adjusted EBITDA is expected to be in the range of $86.0 million to $89.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.47 to $0.49;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 78.3 million, exclusive of any stock repurchase activity.

Please note that the above statements are forward looking and that total revenue may exclude certain adjustments and the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures,” as well as reconciliation tables of GAAP financial measures to Non-GAAP financial measures, as set forth in this press release.

Conference Call and Webcast

The company will host a conference call on Wednesday, August 5, 2015 at 5 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast on the Investor Relations section of the RealPage website. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 1153533, until August 9, 2015.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 10,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results; the ability to cross-sell its existing platform of solutions to newly acquired units; and its focus on driving margin expansion. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results upon finalizing its review of first quarter results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis; (j) the inability to achieve revenue growth or to enable margin expansion; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on May 8, 2015. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from traditional GAAP financial measures in that they (1) include acquisition-related and other deferred revenue adjustments; (2) exclude depreciation, loss on impairment and disposal of assets; amortization of intangible assets; stock-based compensation expenses; any impact related to the Yardi litigation (including related insurance litigation and settlement costs), collectively the “Yardi Litigation”; and acquisition related expenses (including any purchase accounting adjustments); and (3) include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustments. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustments. Non-GAAP net income is defined as net (loss) income plus acquisition-related and other deferred revenue adjustments; amortization of intangible assets; stock-based compensation expense; acquisition-related expense; any impact related to the Yardi Litigation; loss on disposal and impairment of assets; and an adjustment to income tax expense (benefit) to reflect our effective tax rate. Other non-GAAP measures such as non-GAAP product development, non-GAAP sales and marketing, non-GAAP general and administrative, and non-GAAP operating expense and income exclude amortization of intangible assets; litigation-related expense; loss on disposal and impairment of assets; and stock-based compensation when calculating their composition. In addition to these adjustments, non-GAAP operating income is adjusted for acquisition-related and other deferred revenue.

Adjusted gross profit is defined as gross profit plus acquisition-related and other deferred revenue adjustments, depreciation and amortization of intangible assets, and stock-based compensation.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustments; depreciation, asset impairment and loss on disposal of assets; amortization of intangible assets; net interest expense; income tax expense (benefit); stock-based compensation expense; any impact related to the Yardi Litigation; and acquisition-related expenses.

Non-GAAP on demand revenue per average on demand unit represents non-GAAP on demand revenue for the period presented divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. We calculate average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. We monitor this metric to measure our success in increasing the number of on demand software solutions utilized by our customers to manage their rental housing units, our overall revenue and profitability.

Non-GAAP on demand annual customer value, or “ACV”, represents management's estimate of the current annual run-rate value of on demand customer relationships. ACV is calculated by multiplying ending on demand units by annualized Non-GAAP on demand revenue per average on demand unit.

We believe that the non-GAAP financial measures defined above are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that:

  these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi Litigation, from non-GAAP earnings measures, such as Adjusted EBITDA and non-GAAP net income, because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use the non-GAAP financial measures defined above in conjunction with traditional GAAP financial measures as part of our overall assessment of our performance; for planning purposes, including the preparation of our annual operating budget; to evaluate the effectiveness of our business strategies; and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on non-GAAP financial measures as our only measures of operating performance. Non-GAAP financial measures should not be considered as a substitute for other measures of financial performance or liquidity reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect changes in, or cash requirements for, our working capital, and they do not reflect our capital expenditures or future requirements. We compensate for the inherent limitations associated with using non-GAAP financial measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP, and reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,322	$26,936
Restricted cash	99,494	85,543
Accounts receivable, less allowance for doubtful accounts of $2,147 and $2,363 at June 30, 2015 and December 31, 2014, respectively	65,478	64,845
Prepaid expenses	8,524	7,647
Deferred tax asset, net	11,111	10,996
Other current assets	1,203	1,848
Total current assets	215,132	197,815
Property, equipment and software, net	70,831	72,616
Goodwill	220,555	193,378
Identified intangible assets, net	113,550	100,085
Deferred tax asset, net	1,445	2,537
Other assets	4,895	5,059
Total assets	$626,408	$571,490

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,323	$14,830
Accrued expenses and other current liabilities	33,929	22,905
Current portion of deferred revenue	74,650	73,485
Customer deposits held in restricted accounts	99,618	85,489
Total current liabilities	225,520	196,709
Deferred revenue	7,063	6,903
Deferred tax liability, net	3,202	5,196
Revolving credit facility	50,000	20,000
Other long-term liabilities	13,259	13,902
Total liabilities	299,044	242,710
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 82,990,920 and 83,211,650 shares issued and 79,266,900 and 79,037,351 shares outstanding at June 30, 2015 and December 31, 2014, respectively	83	83
Additional paid-in capital	451,316	437,664
Treasury stock, at cost: 3,724,020 and 4,174,299 shares at June 30, 2015 and December 31, 2014, respectively	(21,814)	(33,398)
Accumulated deficit	(101,776)	(75,360)
Accumulated other comprehensive loss	(445)	(209)
Total stockholders’ equity	327,364	328,780
Total liabilities and stockholders’ equity	$626,408	$571,490

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
On demand	$110,640	$91,606	$217,100	$188,614
On premise	726	826	1,467	1,691
Professional and other	3,396	2,556	6,665	5,246
Total revenue	114,762	94,988	225,232	195,551
Cost of revenue(1)	49,557	42,115	97,281	82,042
Gross profit	65,205	52,873	127,951	113,509
Operating expense:
Product development(1)	18,084	15,941	36,061	30,782
Sales and marketing(1)	29,823	28,030	58,774	54,021
General and administrative(1)	20,037	16,819	38,900	37,748
Total operating expense	67,944	60,790	133,735	122,551
Operating loss	(2,739)	(7,917)	(5,784)	(9,042)
Interest expense and other, net	(390)	(204)	(657)	(426)
Loss before income taxes	(3,129)	(8,121)	(6,441)	(9,468)
Income tax expense (benefit)	189	(1,830)	(1,515)	(2,341)
Net loss	$(3,318)	$(6,291)	$(4,926)	$(7,127)

Net loss per share
Basic	$(0.04)	$(0.08)	$(0.06)	$(0.09)
Diluted	$(0.04)	$(0.08)	$(0.06)	$(0.09)
Weighted average shares used in computing net loss per share
Basic	76,799	77,283	76,877	77,004
Diluted	76,799	77,283	76,877	77,004

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$1,216	$866	$2,450	$1,873
Product development	2,572	2,144	5,291	4,056
Sales and marketing	3,843	3,101	7,632	6,244
General and administrative	3,619	3,922	6,624	7,085
	$11,250	$10,033	$21,997	$19,258

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(3,318)	$(6,291)	$(4,926)	$(7,127)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,263	10,067	21,874	19,571
Deferred tax expense (benefit)	454	(2,859)	(1,654)	(3,850)
Stock-based compensation	11,250	10,033	21,997	19,258
Excess tax benefit from stock options	637	—	637	—
Loss on disposal and impairment of assets	1,684	—	2,803	20
Acquisition-related contingent consideration	116	(233)	493	(66)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	4,210	8,405	7,570	14,942
Net cash provided by operating activities	26,296	19,122	48,794	42,748

Cash flows from investing activities:
Purchases of property, equipment and software	(4,895)	(11,873)	(11,077)	(19,135)
Proceeds from disposal of assets	305	—	305	—
Acquisition of businesses, net of cash acquired	(45,450)	(34,874)	(45,450)	(42,053)
Intangible asset additions	(171)	—	(171)	—
Net cash used in investing activities	(50,211)	(46,747)	(56,393)	(61,188)

Cash flows from financing activities:
Payments on and proceeds from debt, net	34,857	24,859	29,706	24,720
Payments of deferred acquisition-related consideration	(95)	(28)	(1,234)	(748)
Issuance of common stock	714	3,741	1,469	5,016
Excess tax benefit from stock options	(637)	—	(637)	—
Purchase of treasury stock	(9,317)	(3,831)	(19,083)	(5,824)
Net cash provided by financing activities	25,522	24,741	10,221	23,164
Net increase (decrease) in cash and cash equivalents	1,607	(2,884)	2,622	4,724
Effect of exchange rate on cash	(72)	5	(236)	(9)

Cash and cash equivalents:
Beginning of period	27,787	42,096	26,936	34,502
End of period	$29,322	$39,217	$29,322	$39,217

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Non-GAAP revenue:
Revenue (GAAP)	$114,762	$94,988	$225,232	$195,551
Acquisition-related and other deferred revenue	(532)	(207)	(998)	1,117
Non-GAAP revenue	$114,230	$94,781	$224,234	$196,668

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Adjusted gross profit:
Gross profit (GAAP)	$65,205	$52,873	$127,951	$113,509
Acquisition-related and other deferred revenue	(532)	(207)	(998)	1,117
Depreciation	2,433	2,013	4,838	3,871
Amortization of intangible assets	3,276	2,447	6,090	4,870
Stock-based compensation expense	1,216	866	2,450	1,873
Adjusted gross profit	$71,598	$57,992	$140,331	$125,240

Adjusted gross profit margin	62.7%	61.2%	62.6%	63.7%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss (GAAP)	$(3,318)	$(6,291)	$(4,926)	$(7,127)
Acquisition-related and other deferred revenue	(532)	(207)	(998)	1,117
Depreciation, asset impairment and loss on disposal of assets	6,868	4,581	13,018	8,790
Amortization of intangible assets	6,079	5,486	11,659	10,801
Interest expense, net	308	207	575	431
Income tax expense (benefit)	189	(1,830)	(1,515)	(2,341)
Litigation-related expense	—	168	2	4,845
Stock-based compensation expense	11,250	10,033	21,997	19,258
Acquisition-related expense	565	357	1,657	1,238
Adjusted EBITDA	$21,409	$12,504	$41,469	$37,012

Adjusted EBITDA margin	18.7%	13.2%	18.5%	18.8%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP total product development:
Product development (GAAP)	$18,084	$15,941	$36,061	$30,782
Less: Loss on disposal and impairment of assets	202	—	801	—
Stock-based compensation expense	2,572	2,144	5,291	4,056
Non-GAAP total product development	$15,310	$13,797	$29,969	$26,726

Non-GAAP total product development as % of non-GAAP revenue:	13.4%	14.6%	13.4%	13.6%

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$29,823	$28,030	$58,774	$54,021
Less: Amortization of intangible assets	2,803	2,847	5,569	5,739
Stock-based compensation expense	3,843	3,101	7,632	6,244
Non-GAAP total sales and marketing	$23,177	$22,082	$45,573	$42,038

Non-GAAP total sales and marketing as % of non-GAAP revenue:	20.3%	23.3%	20.3%	21.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP total general and administrative:
General and administrative (GAAP)	$20,037	$16,819	$38,900	$37,748
Less: Loss on disposal and impairment of assets	1,482	—	2,002	20
Amortization of intangible assets	—	192	—	192
Acquisition-related expense	565	357	1,657	1,238
Litigation-related expense	—	168	2	4,845
Stock-based compensation expense	3,619	3,922	6,624	7,085
Non-GAAP total general and administrative	$14,371	$12,180	$28,615	$24,368

Non-GAAP total general and administrative as % of non-GAAP revenue:	12.6%	12.9%	12.8%	12.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP total operating expense:
Operating expense (GAAP)	$67,944	$60,790	$133,735	$122,551
Less: Loss on disposal and impairment of assets	1,684	—	2,803	20
Amortization of intangible assets	2,803	3,039	5,569	5,931
Acquisition-related expense	565	357	1,657	1,238
Litigation-related expense	—	168	2	4,845
Stock-based compensation expense	10,034	9,167	19,547	17,385
Non-GAAP total operating expense	$52,858	$48,059	$104,157	$93,132

Non-GAAP total operating expense as % of non-GAAP revenue:	46.3%	50.7%	46.5%	47.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP operating income:
Operating loss	$(2,739)	$(7,917)	$(5,784)	$(9,042)
Acquisition-related and other deferred revenue	(532)	(207)	(998)	1,117
Loss on disposal and impairment of assets	1,684	—	2,803	20
Amortization of intangible assets	6,079	5,486	11,659	10,801
Litigation-related expense	—	168	2	4,845
Stock-based compensation expense	11,250	10,033	21,997	19,258
Acquisition-related expense	565	357	1,657	1,238
Non-GAAP operating income	$16,307	$7,920	$31,336	$28,237

Non-GAAP operating margin	14.3%	8.4%	14.0%	14.4%

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP net income:
Net loss (GAAP)	$(3,318)	$(6,291)	$(4,926)	$(7,127)

Tax deductible items:
Acquisition-related and other deferred revenue	(532)	(207)	(998)	1,117
Amortization of intangible assets	6,079	5,486	11,659	10,801
Loss on disposal and impairment of assets	1,684	—	2,803	20
Stock-based compensation expense	11,250	10,033	21,997	19,258
Litigation-related expense	—	168	2	4,845
Acquisition-related expense	565	357	1,657	1,238
Subtotal of tax deductible items	19,046	15,837	37,120	37,279

Tax impact of tax deductible items(1)	(7,618)	(6,335)	(14,848)	(14,912)
Tax benefit resulting from applying effective tax rate(2)	1,440	1,418	1,061	1,446
Non-GAAP net income	$9,550	$4,629	$18,407	$16,686

Non-GAAP net income per share - diluted	$0.12	$0.06	$0.24	$0.21

Weighted average shares - basic	76,799	77,283	76,877	77,004
Weighted average effect of dilutive securities - non-GAAP	607	912	850	1,016
Non-GAAP weighted average shares - diluted	77,406	78,195	77,727	78,020

(1) Reflects the removal of the tax benefit associated with the acquisition-related and other deferred revenue adjustment, amortization of intangible assets, loss on disposal and impairment of assets, stock-based compensation expense, litigation expense, and acquisition-related expense.

(2) Represents adjusting to a normalized effective tax rate of 40%.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Annualized non-GAAP on demand revenue per average on demand unit:
On demand revenue (GAAP)	$110,640	$91,606	$217,100	$188,614
Acquisition-related and other deferred revenue	(532)	(207)	(998)	1,117
Non-GAAP on demand revenue	110,108	91,399	216,102	189,731

Ending on demand units	10,302	9,371	10,302	9,371
Average on demand units	10,001	9,328	9,816	9,241

Annualized non-GAAP on demand revenue per average on demand unit	$44.04	$39.19	$44.03	$41.06

Non-GAAP on demand annual customer value(1)	$453,700	$367,249

(1) This metric represents management's estimate of the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units by annualized non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com